UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

SILVERSTAR MINING CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140299	98-0425627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1489 West Warm Springs Road, Suite 110 Henderson, Nevada	89014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 473-9400

______________________________________________

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) On November 19, 2014 Company with the approval of its Board of Directors sent a letter to De Leon & Company P.A. in which the Company terminated the client-auditor relationship between the Company and De Leon & Company P.A.

There were no disagreements or adverse opinion on the reports issued by De Leon & Company P.A. for either of the past two years (September 2013 and 2012), and through November 19, 2014 (as defined in Item 304 of Regulation S-K) with De Leon & Company P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of De Leon & Company P.A.. would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. The report of De Leon & Company P.A. did state that there was substantial doubt about the Company’s ability to continue as a going concern.

We provided De Leon & Company P.A. with a copy of the above disclosures and requested that De Leon & Company P.A. provide us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures.

(b) Engagement of new independent registered public accounting firm.

On November 20, 2014 our Board of Directors engaged MaloneBailey LLP, as its independent registered public accounting firm.

During the Company’s two most recent fiscal year end (September 2013 and 2012) and through November 20, 2014 neither the Company nor anyone acting on our behalf, has consulted with MaloneBailey LLP regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement between the Company and De Leon & Company P.A. as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1 -	Letter from De Leon & Company P.A.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSTAR MINING CORP.

Dated: November 20, 2014	By:	/s/ Jared Robinson
Name: Jared Robinson
Title: President